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                                 EXHIBIT 6(a)


  CERTIFICATE OF INCORPORATION OF CANADA LIFE INSURANCE COMPANY OF NEW YORK.
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                                 [LETTERHEAD]
                              STATE OF NEW YORK
                             INSURANCE DEPARTMENT
                               324 STATE STREET
                                 ALBANY 12210

BENJAMIN R. SCHENCK
SUPERINTENDENT OF INSURANCE


        THE PEOPLE OF THE STATE OF NEW YORK by BENJAMIN R. SCHENCK, Superintendent of Insurance, pursuant to Section 48 of the Insurance Law, do hereby certify that

CANADA LIFE INSURANCE COMPANY OF NEW YORK

        having complied with the requirements of said Law to become a body corporate, is hereby declared to be incorporated.

                            IN WITNESS WHEREOF, I have hereunto set my hand and
                    [SEAL] affixed the official seal of this Department at the City of Albany, New York this 7th day of June, 1971.

                                        BENJAMIN R. SCHENCK
                                   Superintendent of Insurance



                                   By /s/ Robert J. Bertrand
                                      -----------------------------------
                                        Robert J. Bertrand
                                        Deputy Superintendent